EXHIBIT-23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Form S-8 (No.333-495549, No.333-89908, No.333-45463, No.333-55604, No.333-63762,
No.333-49186 and No.333-111511) and Form S-3 (No.333-47034, No.333-47184,
No.333-47190, No.333-70937, No.333-102847, No.333-102391, No.333-101303,
No.333-100080, No.333-92408, No.333-89974, and No.333-86438) of P-Com, Inc. of
our report dated January 26, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
March 21, 2005